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SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )

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INTERNATIONAL BANCSHARES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNATIONAL BANCSHARES CORPORATION
Post Office Drawer 1359
Laredo, Texas 78042-1359

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of International Bancshares Corporation (the "Company") will be held at the LAREDO COUNTRY CLUB, 1415 Country Club Drive, Laredo, Texas, on May 17, 2004 at 7:00 p.m. for the following purposes:

  (1)
  To elect eleven (11) directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified;

  (2)
  To ratify the appointment of KPMG LLP as independent auditors for the 2004 fiscal year;

  (3)
  To transact such other business as may lawfully come before the meeting or any adjournment thereof.

        The record date for the meeting has been fixed at April 1, 2004. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

        In order to ensure the representation of a quorum at the meeting, shareholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly to the Trust Division, International Bank of Commerce, P. O. Drawer 1359, Laredo, Texas 78042-1359. A return envelope is enclosed for that purpose.

INTERNATIONAL BANCSHARES CORPORATION
Dennis E. Nixon President

Dated: April 15, 2004

INTERNATIONAL BANCSHARES CORPORATION
1200 San Bernardo Avenue
Laredo, Texas 78040

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES

        The accompanying proxy is solicited by the Board of Directors of International Bancshares Corporation, a Texas Corporation (the "Company") to be voted at the Annual Meeting of Shareholders to be held on May 17, 2004 at 7:00 p.m., local time, at the Laredo Country Club, 1415 Country Club Drive, Laredo, Texas. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may be solicited personally by regular employees of the Company at a nominal cost. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting of the proxy by giving notice in person or in writing to the Secretary of the Company or by appearing at the Annual Meeting, giving notice of revocation of the proxy and voting in person. The approximate date on which this proxy statement and the accompanying form of proxy are first sent or given to security holders is April 15, 2004.

VOTING AT MEETING

        Only holders of record of common stock, par value $1.00 per share ("Common Stock"), of the Company at the close of business on April 1, 2004, shall be entitled to vote at the meeting. There were 38,801,764 shares of Common Stock issued and outstanding on the record date held of record by approximately 2,277 shareholders. Each share of Common Stock is entitled to one vote.

        All shares entitled to vote represented by a properly executed and unrevoked proxy received in time for the meeting will be voted at the meeting in accordance with the instructions given, but in the absence of instructions to the contrary, such shares will be voted affirmatively. Persons empowered as Proxies will also be empowered to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof. If any nominee for director shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends.

        A quorum for the transaction of business at the Annual Meeting requires representation, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock. The judges of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum for the transaction of business at the meeting. A quorum with respect to any specific proposal to be voted on at the Annual Meeting requires representation, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on the proposal. Abstentions will be treated as present and entitled to vote with respect to any proposal submitted to the shareholders for a vote for purposes of determining both the presence of a quorum with respect to such proposal and the approval of such proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, the holder(s) of such shares will not be considered as present and entitled to vote with respect to such matter for purposes of determining either the presence of a quorum with respect to such matter or the approval of such matter. With respect to any proposal other than the election of directors, such proposal shall be determined by the affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, at the meeting and entitled to vote thereon. Thus, abstention with respect to any such matter will have the same legal effect as a vote against such matter, while broker non-votes will not affect the outcome of such matter. With respect to the election of directors, the directors shall be elected by a plurality vote of the holders of shares of Common Stock present at the meeting and entitled to vote thereon.

ANNUAL REPORT

        The Company's 2003 Annual Report is being furnished with this Proxy Statement to shareholders of record as of the close of business on April 1, 2004. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

PROPOSAL—1

ELECTION OF DIRECTORS

        Eleven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each director is to hold office until the next Annual Meeting and until his/her successor is elected and qualified. The Proxies named in the accompanying proxy, who have been designated by the Board of Directors of the Company, intend to vote for the following nominees, unless otherwise instructed in such proxy. Certain information concerning each nominee is set forth below, including information regarding each nominee's positions with International Bank of Commerce, the Company's lead bank subsidiary ("IBC"):

Nominee for Director	Served as Director Since(1)(3)	Age	Principal Occupation (2)
Lester Avigael	1966	77	Retail Merchant and Director of IBC
Irving Greenblum	1981	74	Investments
R. David Guerra	1993	51	Vice President of the Company since 1986 and President of the IBC Branch in McAllen, Texas and Director of IBC
Daniel B. Hastings Jr.	2000	56	Licensed U.S. Custom Broker and Director of IBC since 2000
Richard E. Haynes	1977	61	Attorney at Law; Real Estate Investments; and Director of IBC
Imelda Navarro	2002	46	Treasurer of the Company since 1982 and Senior Executive Vice President of IBC and Director of IBC since 2002
Sioma Neiman	1981	76	International entrepreneur
Peggy J. Newman	1997	72	Real Estate Investments; President of Newman Poultry Co. and Director of IBC
Dennis E. Nixon	1975	61	Chairman of the Board of the Company since May 1992 and President of the Company since 1979; President, Chief Executive Officer and Director of IBC
Leonardo Salinas	1976	70	Real Estate Investments and Director of IBC
Antonio R. Sanchez, Jr.	1995	61	Chairman of the Board of Sanchez Oil & Gas Corporation; Investments; and Director of IBC

(1)
Includes time served as director of IBC prior to July 28, 1980 when the Company became the successor issuer to IBC.

(2)
Except as otherwise noted, each nominee has held the office indicated or other offices in the same company for the last five years.

(3)
Leonardo Salinas, who had served as Vice President of the Company and Senior Executive Vice President of IBC, retired as of June 30, 2000.

        None of the nominees for director and none of the executive officers of the Company have a family relationship with any of the other nominees for director or executive officers.

        None of the above nominees is a director of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934 or of any company registered under the Investment Company Act of 1940.

EXECUTIVE OFFICERS

        The executive officers of the Company are Dennis E. Nixon, President and Chairman of the Board; R. David Guerra, Vice President; and Imelda Navarro, Treasurer, all of whom are nominees for director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors during 2003 consisted of Lester Avigael, Irving Greenblum and Richard E. Haynes. The Committee met six times during the 2003 fiscal year. Each member of the Committee attended all six meetings. The primary functions of the Audit Committee are to recommend the appointment of the independent auditors; to review annual and quarterly financial reports and to review the results of audits by the internal auditor and the independent auditors. Under applicable law, the Audit Committee is required to review with management and the independent auditors the basis for all financial reports.

        The Company's Board of Directors has determined that none of the Audit Committee members would meet the audit committee financial expert criteria as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All of the Audit Committee members are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. At the present time, no member of the Board of Directors serving on the Audit Committee meets the SEC definition of financial expert, which basically is limited to those who have prepared or audited financial statements. While it might be possible to recruit a person who qualifies, the Board has determined that in order to fulfill all of the functions of the Board and Audit Committee, each member of the Board and the Audit Committee should meet all the criteria that have been established by the Board, and it is not in the best interest of the Company to nominate as a director someone who does not have all the experience, attributes and qualifications that we seek to further the interests of the Company. The Audit Committee consists of three independent directors, each of whom has been selected for the Audit Committee by the Board based on the Board's determination that they are fully qualified to (i) review and understand the Company's financial statements, (ii) monitor the performance of management, (iii) monitor the Company's internal accounting operations, (iv) monitor the independent auditors, and (v) monitor the disclosures of the Company to the end that they fairly present the Company's financial condition and results of operations. In addition, the Audit Committee has the ability, on its own, to retain independent accountants or other consultants whenever it deems appropriate. The Board of Directors believes that this is fully equivalent to having a financial expert on the Audit Committee.

        The Stock Option Plan Committee of the Board of Directors during 2003 consisted of Lester Avigael, Irving Greenblum and Richard E. Haynes. The Committee met three times during the 2003 fiscal year. Each member of the Committee attended all three meetings. The primary function of the Stock Option Plan Committee is the administration of the 1996 International Bancshares Corporation Stock Option Plan.

        The Company's Board of Directors does not have a compensation committee or a committee performing similar functions. Since all cash compensation paid to executive officers of the Company is paid by the Company's lead bank subsidiary, IBC, the Salary and Steering Committee of IBC's Board of Directors is responsible for making recommendations to the IBC Board of Directors regarding each executive officer's compensation. The Salary and Steering Committee of IBC's Board of Directors during 2003 consisted of Lester Avigael, Richard E. Haynes and Dennis E. Nixon. The Committee met two times during the 2003 fiscal year. Each member of the Committee attended both meetings.

        The Company's Board of Directors does not have a standing nominating committee or any other committee performing similar functions. The Company's Board of Directors has adopted a resolution setting forth certain Guidelines Regarding Nomination of Directors. The Company has not established a separate nominating committee because it desires active participation of all Board members in the analysis and process of making nominations. In addition, nominees are recommended, for selection by the whole Board of Directors, by a majority of the Company's directors who are "independent" as determined pursuant to the listing standards of the Nasdaq National Market. The Board believes that these measures maintain the integrity of the nomination process in the same manner that establishing a nominating committee would. The Guidelines are available on the Company's website www.ibc.com.

        Pursuant to the Guidelines, the independent directors seek to recommend individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of shareholders. The independent directors utilize a variety of methods for identifying and evaluating director nominees. The independent directors will consider director candidates recommended by shareholders if provided with the following: (i) evidence in accordance with Rule 14a-8 under the Exchange Act of compliance with shareholder eligibility requirements; (ii) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate; (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director; and, (iv) all information regarding the candidate(s) and the submitting shareholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors. Any recommendations received from shareholders will be evaluated in the same manner that other potential nominees are evaluated. Any shareholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth below under "Communication with the Board of Directors."

        During 2003, the Board of Directors held twelve meetings. All of the directors attended at least 75% of the aggregate of the total number of meetings of the Company's Board of Directors, except for Sioma Neiman and Antonio R. Sanchez, Jr. who attended fewer than 75% of such meetings.

ANNUAL MEETING ATTENDANCE

        The Company encourages all members of its Board of Directors to attend the annual meetings of shareholders, but it has not adopted a formal policy requiring attendance. All of the members of the Board of Directors of the Company who were directors at the time of the 2003 annual meeting of shareholders attended such meeting except for Antonio R. Sanchez, Jr.

PRINCIPAL SHAREHOLDERS

        Insofar as is known to the Company, no person beneficially owned, as of April 1, 2004, more than five percent of the outstanding Common Stock of the Company, except as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned as of April 1, 2004	Percent of Class
A. R. Sanchez Jr. (1)(2) P.O. Box 2986 Laredo, Texas 78040	8,798,740	22.67%
Estate of Alicia M. Sanchez (2) P. O. Box 2986 Laredo, Texas 78040	2,352,551	6.06%

(1)
The shares shown for Mr. A. R. Sanchez Jr. include the 2,352,551 shares owned by the Estate of Alicia M. Sanchez. Mr. Sanchez serves as Executor of the Estate and has the power to vote and dispose of those shares. Mr. Sanchez owns directly and has the sole power to vote and to dispose of 1,699,097 shares owned by him. Mr. Sanchez also controls the disposition of 3,171,015 shares as trustee for trusts in which various family members, including his children, have a vested interest in the income and corpus of such trusts. Sanchez Management Corporation, of which Mr. Sanchez is President and 100% owner, is the managing general partner for SANTIG, Ltd., a family limited partnership, which owns 1,569,594 shares. Mr. Sanchez also has the power to vote and dispose of 6,483 shares, which were gifted to the Sanchez Family Foundation.

(2)
The shares shown for the Estate of Alicia M. Sanchez are also included in the beneficial share ownership of Mr. Antonio R. Sanchez, Jr. Mr. Sanchez serves as Executor of the Estate and has the power to vote and dispose of the 2,352,551 shares held by the Estate.

SECURITY OWNERSHIP OF MANAGEMENT

        Based upon information received from the persons concerned, each of whom is a director and nominee for director, the following individuals and all directors and executive officers of the Company as a group owned beneficially as of April 1, 2004, the number and percentage of outstanding shares of Common Stock of the Company indicated in the following table:

Name of Individual or Identity of Group	Shares Beneficially Owned as of April 1, 2004		Percent of Class
Lester Avigael (1)	322,743		*
Irving Greenblum (2)	383,411		*
R. David Guerra (3)	250,832	+	*
Daniel B. Hastings, Jr.	48,102		*
Richard E. Haynes	32,403		*
Imelda Navarro (4)	185,170	+	*
Sioma Neiman (5)	864,495		2.22%
Peggy J. Newman	9,885		*
Dennis E. Nixon (6)	1,388,333	+	3.58%
Leonardo Salinas	106,673		*
A. R. Sanchez Jr. (7)	8,798,740		22.67%
All Directors and Executive Officers as a group (11 persons) (8)	12,390,787		31.93%

*
Ownership of less than one percent

+
Includes shares which are issuable upon the exercise of options exercisable on or prior to June 1, 2004 ("currently exercisable options").

(1)
The holdings shown for Mr. Avigael include 239,140 shares held in the name of Avigael Investments and 33,331 shares which he holds as trustee for the benefit of his grandchildren which he has the power to dispose of and to vote.

(2)
The holdings shown for Mr. Greenblum include 45,067 shares held in a family limited partnership, which he has the power to dispose of and to vote. The holdings for Mr. Greenblum include 45,067 shares held in his wife's name.

(3)
The holdings shown for Mr. Guerra include 15,384 shares issuable upon the exercise of currently exercisable options. The holdings shown for Mr. Guerra include 235,448 shares held jointly with his wife.

(4)
The holdings shown for Ms. Imelda Navarro include 33,818 shares issuable upon the exercise of currently exercisable options.

(5)
The holdings shown for Mr. Neiman include 864,495 shares in the name of Inar Investments, Corp., of which he is the Managing Director.

(6)
The holdings shown for Mr. Nixon include 60,037 shares issuable upon the exercise of currently exercisable options. The holdings shown for Mr. Nixon also include 8,787 shares held in his wife's name.

(7)
The shares shown for Mr. A. R. Sanchez Jr. include the 2,352,551 shares owned by the Estate of Alicia M. Sanchez. Mr. Sanchez serves as Executor of the Estate and has the power to vote and dispose of those shares. Mr. Sanchez owns directly and has the sole power to vote and to dispose of 1,699,097 shares owned by him. Mr. Sanchez also controls the disposition of 3,171,015 shares as trustee for trusts in which various family members, including his children, have a vested interest in the income and corpus of such trusts. Sanchez Management Corporation, of which Mr. Sanchez is President and 100% owner, is the managing general partner for SANTIG, Ltd., a family limited partnership, which owns 1,569,594 shares. Mr. Sanchez also has the power to vote and dispose of 6,483 shares, which were gifted to the Sanchez Family Foundation.

(8)
The holdings shown for all directors and executive officers as a group include 109,239 shares issuable upon the exercise of currently exercisable options.

        Except as reflected in the notes to the preceding table, each of the individuals listed in the table owns directly the number of shares indicated in the table and has the sole power to vote and to dispose of such shares.

EXECUTIVE COMPENSATION

Summary

        The following table contains information concerning the compensation awarded during each of the last three years for the Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 2003.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation Securities Underlying Options
Name and Principal Position					All Other (3) Compensation
	Year	Salary (1)	Bonus (2)
Dennis E. Nixon Chairman of the Board, President and Director of the Company; President, CEO and Director of IBC	2003 2002 2001	$462,375 444,992 437,338	$1,100,000 1,100,000 1,000,000	— — —	$15,436 15,178 12,435
R. David Guerra Vice President and Director of the Company; President of IBC branch in McAllen, Texas and Director of IBC	2003 2002 2001	$231,907 217,904 204,006	$61,308 58,621 51,844	— — 3,500	$14,203 13,441 12,392
Imelda Navarro Treasurer and Director of the Company, Senior Executive Vice President and Director of IBC	2003 2002 2001	$174,085 145,195 138,004	$47,938 39,882 33,536	— — 2,500	$11,158 10,386 9,611

(1)
These amounts do not include certain perquisites and other personal benefits, securities or property received by the officers which did not exceed the lesser of $50,000 or 10% of such executive officer's total salary and bonus set forth in the table; however, such amounts include directors fees as well as certain expense allowances. All cash compensation paid to the named officers was paid by IBC. The Company does not pay any cash compensation to any officer.

(2)
All amounts shown in this column are discretionary cash bonuses except $550,000 paid to Mr. Nixon for services rendered in 2003 and 2002 and $500,000 in 2001 pursuant to the Executive Incentive Compensation Plan.

(3)
All amounts shown in this column consist of funds contributed or allocated by the Company pursuant to the Company's Employee Profit Sharing Plan and Trust, a deferred profit sharing plan for employees with one year of continual employment.

        Each director of the Company and each director of IBC receives compensation for his services as a director in the amount of $900 for each meeting of the Board he attends and $300 for each meeting of a committee of the Board he attends. Salaried officers who are directors are not compensated for committee meetings. The director fees paid to the named executive officers are included in the salary totals set forth in the table.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2003, with respect to the Company's compensation plans under which equity securities are authorized for issuance:

	(A)	(B)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	(C)
Plan Category			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity Compensation plans approved by security holders	1,317,196	$17.42	307,622
Equity Compensation plans not approved by security holders (1)	128,906	$16.65	—

Total	1,446,102	$18.31	307,622

(1)
The Company granted non-qualified stock options exercisable for a total of 234,368 shares, adjusted for stock dividends, of Common Stock to certain employees of the GulfStar Group. The grants were not made under any of the approved Stock Option Plans. The options are exercisable for a period of seven years and vest in equal increments over a period of five years. All options granted to the GulfStar Group employees had an option price of not less than the fair market value of the Common Stock on or about the date of grant.

Stock Options

        During 2003, the Company did not grant any options to the named executive officers of the Company.

        The following table reflects certain information regarding individual exercises of stock options with respect to the Common Stock during 2003 by each of the named executive officers of the Company.

AGGREGATED OPTION EXERCISES IN 2003
AND FY-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)(2)	Number of Underlying Shares Unexercised Options at 12/31/03 Exercisable/Unexercisable (#)	Value of Unexercised In-the-Money Options at 12/31/03 Exercisable/Unexercisable ($)(1)
Dennis E. Nixon	29,797	951,880	60,037/8,021	2,186,170/180,540
R. David Guerra	—	—	16,604/3,280	541,279/83,252
Imelda Navarro	14,895	446,010	34,674/5,624	1,126,229/59,472

(1)
Based on market value of underlying shares minus aggregate exercise price.

(2)
The shares and value realized shown for Mr. Nixon and Ms. Navarro were previously reported in the 2003 Proxy, due to their exercise in the first quarter of 2003.

Treasury Stock:

        Share repurchases are only conducted under publicly announced repurchase programs approved by the Board of Directors. The following table includes information about share repurchases for the quarter ended December 31, 2003.

	Total Shares Purchased	Average Price Per Share	Shares Purchased as Part of a Publicly- Announced Program	Maximum Shares Still Available for Repurchase
October 1—October 31, 2003	22,082	$44.87	22,082	671,162
November 1—November 30, 2003	0	—	0	663,782
December 1—December 31, 2003	8,744	46.70	8,744	644,271	(1)

	30,826	$45.78	30,826

(1)
The formal stock repurchase program was initiated in 1999 and has been expanded periodically through 2004. The current program allows for the repurchase of up to $175,000,000 of treasury stock through December 2004 of which $30,267,000 is remaining.

REPORT OF THE SALARY AND STEERING COMMITTEE

        The Company's compensation package for each of its executive officers consists of base salary, annual discretionary bonus and a discretionary incentive stock option grant. Also, certain executive officer(s) may receive compensation pursuant to the Company's Executive Incentive Compensation Plan. Stock option grants are determined by the Company's Stock Option Plan Committee and are discussed under the Committee's separate report below. All cash compensation paid to executive officers of the Company is paid by IBC. Base salary levels and annual bonuses are recommended by the Salary and Steering Committee of IBC (the "Committee"). The Committee during 2003 consisted of Lester Avigael, Richard E. Haynes and Dennis E. Nixon.

        The Committee's recommendations regarding each executive officer's compensation is subjective with regard to both the base salary and bonus. The annual financial performance of IBC is the most important factor in the subjective analysis. The bonus program is intended to compensate each executive officer for the officer's contribution to IBC's financial performance during the previous year. At the end of each year based on the financial performance of IBC and the perceived contribution by each executive officer, a base salary recommendation for the next year and a bonus recommendation for the previous year is made for each executive officer by the Committee. The overall bonus pool for executive officers is affected by the earnings performance of IBC for the previous year. All base salary and bonus recommendations of the Committee are subject to final approval of the Board of Directors of IBC.

        With respect to the compensation of Mr. Nixon, the CEO of the Company, the Committee members, excluding Mr. Nixon, recommend to the Board of Directors of IBC the CEO's salary and bonus based on its subjective determination. In determining the CEO compensation, the Committee reviews the objectives of the Company for the previous year and the attainment thereof, principally including the Company's financial performance. For services rendered to IBC in 2003, Mr. Nixon received a cash bonus under IBC's discretionary cash bonus program of $550,000. During 2003, the Company met both the return on average total assets and the return on average total shareholders' equity targets established pursuant to the 1998 Executive Incentive Compensation Plan (the "EICP") by the Committee. Accordingly, Mr. Nixon received an incentive award under the EICP of $550,000 for services rendered to the Company during 2003. The amounts of the cash bonus and the incentive award were largely affected by the strong financial results of the Company during 2003, which included (i) net income of $122.1 million, or $3.16 per share-basic, an amount which represents a 25% increase in earnings per share compared to the previous year, (ii) the Company's excellent return on average total assets of 1.79% and (iii) the Company's strong return on average total shareholders' equity of 22.68%.

        The Salary and Steering Committee has considered the limitations on deductibility of compensation of the named executive officers under Section 162(m) of the Internal Revenue Code. The Steering Committee's current policy is to ensure that substantially all such compensation is deductible under Section 162(m) when paid.

        Lester Avigael                Richard E. Haynes                Dennis E. Nixon

REPORT OF THE STOCK OPTION PLAN COMMITTEE

        The Stock Option Plan Committee of the Board of Directors determines the stock option grants to executive officers and key salaried employees of the Company. The Company did not award any options to the Executive Officers of the Company during the 2003 fiscal year. The Stock Option Plan Committee met three times during the 2003 fiscal year. The primary purpose of the Company's Stock Option Plan is to increase the interest of the executive and key salaried employees of the Company, the subsidiary banks and non-bank subsidiaries in its future growth and success through the added incentive created by the opportunity afforded for stock ownership under the Plan. The size of the option grants were determined by the Stock Option Plan Committee based upon a subjective assessment of the respective employee's performance, compensation level and other factors. The exercise price of each option equaled the fair market value of the Common Stock as of the date of grant.

        Lester Avigael                Irving Greenblum                Richard E. Haynes

REPORT OF THE AUDIT COMMITTEE

        The Company's Audit Committee is responsible for providing objective and independent oversight of the Company's accounting functions and internal controls. Such oversight responsibility includes, but is not limited to, making recommendations concerning the engagement of independent auditors, reviewing the consolidated financial statements and the scope of the independent annual audit, reviewing and reassessing the adequacy of the Audit Committee's charter, reviewing with the independent auditors the results of their audit, considering the range of audit and non-audit fees, monitoring internal financial and accounting controls and performing such other oversight functions as may be requested from time to time by the Board of Directors. The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2003, with management and the independent auditors. Management has the responsibility for the preparation, presentation and integrity of the Company's consolidated financial statements and the independent auditors have the responsibility for auditing the Company's consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

REPORT:

        The Audit Committee has:

        —reviewed and discussed the audited consolidated financial statements with management;

        —discussed with the independent auditors the matters required to be discussed by SAS 61; and

        —received the required information and communications from the independent auditors required by Independence Standards Board Standard No. 1, and discussed with the auditors the auditors' independence.

        Based on the review and discussions with management and the Company's independent auditors referenced above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

        The Board of Directors has determined that the members of the Audit Committee are "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee has adopted a written charter.

        This report is submitted on behalf of the Audit Committee.

        Lester Avigael                Irving Greenblum                Richard E. Haynes

        This report by the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table sets forth the aggregate fees billed to International Bancshares Corporation for each of the years ended December 31, 2003 and 2002 by the Company's principal accounting firm, KPMG LLP.

	December 31,
	2003	2002
Audit fees	$267,120	$295,910
Audit-related fees (1)	58,467	114,900

Audit and audit related fees	325,587	410,810
Tax Fees (2)	162,804	209,551
All other fees

Total fees	$488,391	$620,361

(1)
Audit related fees consisted principally of fees for due diligence services and audits of financial statements of certain employee benefit plans.

(2)
Tax fees consisted of fees for tax consultation and tax compliance services.

        The Audit Committee has considered whether the provision of services covered in billings included under the "Other Non-audit Services" category listed above is compatible with maintaining the principal auditors' independence. The Audit Committee has concluded that the provisions of such non-audit services would not jeopardize the independence of KPMG LLP as the Company's principal auditors. The Audit Committee's Charter requires that the Audit Committee pre-approve all audit and non-audit services to be provided to the Company by the independent accountants; provided, however, that the Audit Committee may specifically authorize its Chairman to pre-approve the provision of any non-audit service to the company.

SALARY AND STEERING COMMITTEE AND STOCK OPTION
PLAN COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of IBC's Salary and Steering Committee during 2003 were Lester Avigael, Richard E. Haynes and Mr. Nixon, who serves as President and Chairman of the Board of the Company and President and CEO of IBC, and who is consulted with respect to compensation decisions for all executives and key salaried employees other than for himself. The Committee members, other than Mr. Nixon, are "independent directors within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers ("Nasdaq Independence Requirements. Since the compensations decisions of Mr. Nixon are approved by a majority of the committee's independent directors, the Committee determined that the integrity of the Committee would not be compromised. Mr. Nixon has indicated that he will resign from the Salary and Steering Committee effective after the Company's annual meeting on May 17, 2004.

        Stock Option grants are determined by the Stock Option Plan Committee whose members were Lester Avigael, Irving Greenblum and Richard E. Haynes who are independent and meet the Nasdaq Independence Requirements. Messrs. Richard E. Haynes and Dennis E. Nixon each have total indebtedness outstanding with the subsidiary banks of the Company in an amount which exceeds $60,000, which indebtedness is fully performing and complies with Federal lending restrictions included in section 22(h) of the Federal Reserve Act (12 U.S.C. 375b).

DIRECTOR INDEPENDENCE

        The Company's Board of Directors has determined that a majority of its members are "independent" as determined pursuant to the Nasdaq Independence Requirements. As of April 1, 2004, the following members of the Board of Directors are not independent: Imelda Navarro, Dennis E. Nixon, R. David Guerra, and Antonio R. Sanchez, Jr.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Shareholders may communicate directly with the Board of Directors. All communications should be in writing and directed to the Company's corporate secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors. The Company's Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed appropriate, the Company's corporate secretary will forward correspondence to the Chairman of the Board or any specific director to whom the correspondence is directed.

Luisa Benavides
Corporate Secretary
International Bancshares Corporation
P. O. Box 1359
Laredo, Texas 78042

CODE OF ETHICS

        The Company has adopted a code of business conduct and ethics for executive officers (including the Company's Chief Executive Officer and Chief Financial Officer), known as the International Bancshares Code of Ethics for Financial Professionals. The Company also maintains a code of ethics for all employees and directors, known as the International Bancshares Code of Ethics. The International Bancshares Code of Ethics for Financial Professionals and the International Bancshares Code of Ethics are available on the Company's website at www.ibc.com. Any amendment to, or waiver of, the Code of Ethics for Financial Professionals will be disclosed on such Company website.

Financial Performance

        The following graph illustrates the cumulative return experienced by the Company's shareholders for the period commencing on December 31, 1998 and ending at year end 2003 as compared with the cumulative total returns of the other companies included within the Standard & Poor's 500 Stock Index and Standard & Poors 500 Bank Index. The calculations were prepared on a dividends-reinvestment basis.

TOTAL RETURN ANALYSIS

INTERNATIONAL BANCSHARES CORPORATION
VS. MARKET INDICES
YEAR END: 12/31/98 TO 12/31/03

	1998	1999	2000	2001	2002	2003
INTERNATIONAL BANCSHARES CORP	100	112	111	176	210	321
S&P 500 INDEX	100	121	110	97	75	97
S&P 500 BANKS	100	86	102	102	101	128

INTEREST OF MANAGEMENT IN
CERTAIN TRANSACTIONS

        Some of the directors, executive officers and nominees for directors of the Company and principal shareholders of the Company and their immediate families and the companies with which they are associated were customers of, and had banking transactions with, the Company's subsidiary banks in the ordinary course of the subsidiary banks' business during 2003, and the Company anticipates that such banking transactions will continue in the future. All loans and commitments to loan included in such banking transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing in the industry at the time for comparable transactions with other persons, and, in the opinion of management of the Company, did not involve more than a normal risk of collectibility or present other unfavorable features.

        IBC and Sanchez Oil & Gas Corporation, a related interest of Antonio R. Sanchez, Jr., who is a director and principal shareholder of the Company, jointly own, in varying percentages, certain aircraft used for business purposes by IBC, the other bank subsidiaries and Sanchez Oil and Gas Corporation. The net book value of IBC's aggregate interest in such aircraft as of April 1, 2004 was approximately $10.1 million. Each bank subsidiary and Sanchez Oil and Gas Corporation pay the pro rata expense related to their actual use of the aircraft.

Filing of Beneficial Ownership Reports

        Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file such reports by the applicable dates during 2003. The Company believes that all of these filing requirements were timely satisfied. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and ten percent shareholders and copies of the reports that they have filed with the Commission.

PROPOSAL—2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors of the Company has appointed the firm of KPMG LLP to audit the accounts of the Company for the 2004 fiscal year. The firm has audited the books of the Company and its predecessor, IBC, annually since 1979.

        Audit services rendered by KPMG LLP for the fiscal year ended December 31, 2003 included the annual audit of the Company's consolidated financial statements, which are included in reports to shareholders and the Securities and Exchange Commission; and consultation on accounting and related matters and services performed in connection with other regulatory filings.

        Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        Ratification of the appointment of independent auditors is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express whether they ratify the appointment. If shareholder ratification is not obtained, the Board of Directors would consider an alternative appointment for the succeeding fiscal year. The Board of Directors of the Company recommends that the shareholders ratify the appointment of KPMG LLP as the independent auditors. The affirmative vote of a majority of the shares present and entitled to vote thereon will constitute approval.

SHAREHOLDER PROPOSALS FOR YEAR 2005 ANNUAL MEETING

        The 2005 Annual Meeting of Shareholders will be held on May 16, 2005. In connection with the Company's next annual meeting, shareholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 12 of the Company's Bylaws, which provides that business at an annual meeting of shareholders must be (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or(c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in Section 12 of the Bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Section 12. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary.

        To be timely, a shareholder's notice shall be delivered to the Secretary of the Company at 1200 San Bernardo Avenue, Laredo, Texas 78042 not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Such shareholder's notice is required to set forth as to each matter the shareholder proposes to bring before an annual meeting certain information specified in the Bylaws. A copy of the Bylaws of the Company may be obtained from the Secretary of the Company at the address set forth above.

        Proposals from shareholders which are intended to be included in the proxy statement relating to the Company's 2005 Annual Meeting of Shareholders must comply with Rule 14a-8 under the Exchange Act and must be received in writing by the Company at its principal executive offices at the address set forth above no later than December 16, 2004.

OTHER MATTERS

        No business other than the matters set forth in this proxy statement is expected to come before the meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the nominees for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as Proxies will vote for such substitute nominee(s) as the Board of Directors recommends, or in the absence of such recommendation, such other persons as they consider to be in the best interests of the Company.

INTERNATIONAL BANCSHARES CORPORATION
Dennis E. Nixon President

Dated: April 15, 2004

THE COMPANY WILL PROVIDE SHAREHOLDERS WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE PERIOD ENDED DECEMBER 31, 2003, WITHOUT CHARGE, UPON WRITTEN REQUEST ADDRESSED TO THE TREASURER OF THE COMPANY, MS. IMELDA NAVARRO AT:

INTERNATIONAL BANCSHARES CORPORATION
P. O. Box 1359
Laredo, Texas 78042-1359
(956) 722-7611 Extension 6222

INTERNATIONAL BANCSHARES CORPORATION
For the Annual Meeting of Shareholders
Called for May 17, 2004

        The undersigned shareholder(s) of International Bancshares Corporation, a Texas corporation (the "Company"), hereby appoints Lester Avigael, Irving Greenblum, and Richard E. Haynes, and each of them, as Proxies, each with power to appoint his substitute, and hereby authorizes them to vote, as designated below, all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held on Monday, May 17, 2004 at 7:00 P.M., local time, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present:

1.
ELECTION OF DIRECTORS. Nominees: L. Avigael, I. Greenblum, R.D. Guerra, R.E. Haynes, D. B. Hastings, Jr., I. Navarro, S. Neiman, P. J. Newman, D.E. Nixon, L. Salinas, A. R. Sanchez, Jr.

☐ FOR, all nominees listed above	☐ FOR, all nominees listed above, except for the nominee(s) set forth on the line below
☐ WITHHOLD AUTHORITY, to vote for all nominees listed above

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

The Board of Directors recommends a vote FOR all nominees.

2.
PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent auditors of the Company for the 2004 fiscal year.

☐
FOR ☐    AGAINST ☐    ABSTAIN

The Board of Directors recommends a vote FOR the above ratification.

3.
In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE THEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL THE NOMINEES AND "FOR" PROPOSAL 2 ABOVE.

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company dated April 15, 2004.

Dated , 2004
Signature(s)

(Signature should agree with name of stock Certificate as stenciled thereon. Executors, Administrators, Trustees, etc. should so indicate when signing).

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS

        YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO ITS EXERCISE

        I ☐ do ☐ do not plan to attend the Meeting.

QuickLinks

INTERNATIONAL BANCSHARES CORPORATION Post Office Drawer 1359 Laredo, Texas 78042-1359
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2004
INTERNATIONAL BANCSHARES CORPORATION 1200 San Bernardo Avenue Laredo, Texas 78040
PROXY STATEMENT
SOLICITATION AND REVOCATION OF PROXIES
VOTING AT MEETING
ANNUAL REPORT
PROPOSAL—1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
ANNUAL MEETING ATTENDANCE
PRINCIPAL SHAREHOLDERS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN 2003 AND FY-END OPTION VALUES
REPORT OF THE SALARY AND STEERING COMMITTEE
REPORT OF THE STOCK OPTION PLAN COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL ACCOUNTANT FEES AND SERVICES
SALARY AND STEERING COMMITTEE AND STOCK OPTION PLAN COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
DIRECTOR INDEPENDENCE
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
CODE OF ETHICS
TOTAL RETURN ANALYSIS
INTERNATIONAL BANCSHARES CORPORATION VS. MARKET INDICES YEAR END: 12/31/98 TO 12/31/03
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
Filing of Beneficial Ownership Reports
PROPOSAL—2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR YEAR 2005 ANNUAL MEETING
OTHER MATTERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS